UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2022

VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive
Miamisburg, Ohio 45342
(Address, including zip code, of principal executive offices)

(877) 855-7243
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On February 8, 2022, Verso Corporation issued a press release announcing the filing of a definitive proxy statement for a special meeting of stockholders in connection with the previously announced transaction with BillerudKorsnäs AB.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information, including the exhibit attached hereto, in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Feburary 8, 2022

VERSO CORPORATION

	By:	/s/ Kevin M. Kuznicki
Kevin M. Kuznicki
Senior Vice President, General Counsel and Secretary

Exhibit 99.1

Verso Corporation Files Definitive Proxy Statement in Connection with BillerudKorsnäs Merger Agreement

Special Meeting of Verso Stockholders to Approve Merger Scheduled for March 11, 2022

Verso Recommends All Stockholders Vote "FOR" ALL Proposals at the Special Meeting

MIAMISBURG, Ohio – February 8, 2022 -- Verso Corporation (NYSE: VRS) ("Verso") today announced the filing of a definitive proxy statement for a special meeting of stockholders, at which Verso stockholders will consider and vote upon various items related to the proposed and previously announced transaction with BillerudKorsnäs AB (“BillerudKorsnäs”).

If approved, all Verso stockholders will receive $27.00 per share in cash upon closing of the transaction, representing immediate and certain value at a significant premium. The consideration corresponds to a premium of approximately 57% compared to the unaffected closing price of Verso's shares on July 9, 2021, the day prior to the submission of an unsolicited, non-binding proposal to acquire Verso for $20.00 per share in cash, and a 35% premium over that unsolicited proposal.

As outlined in the definitive proxy and previously announced, this agreement follows careful consideration and multiple rounds of negotiation led by the Special Committee of our Board which was formed following receipt of the unsolicited proposal. The Board and the Special Committee determined that the BillerudKorsnäs offer was clearly superior to any alternative transaction or the risk-adjusted value that could reasonably be achieved through continued execution of Verso's standalone plan and is confident that the proposed transaction is in the best interests of all Verso stockholders.

The special meeting will be held virtually via live webcast at 10:00 a.m. Eastern Time on March, 11, 2022, and can be accessed by visiting www.virtualshareholdermeeting.com/VRS2022SM. Stockholders of record as of the close of business on the established record date of February 7, 2022, will be entitled to vote their shares at the special meeting. Verso will mail its definitive proxy statement and a proxy card to Verso's stockholders entitled to vote at a special meeting. The Verso Board of Directors unanimously recommends that stockholders vote "FOR" the merger with BillerudKorsnäs as well as the other proposals set forth in the proxy statement.

The transaction is expected to close during the second quarter of 2022, subject to the approval of Verso's stockholders, as well as receipt of regulatory approvals and satisfaction of other customary closing conditions. Regulatory approvals include U.S. antitrust approval as well as approval from relevant state and federal energy regulatory authorities in the U.S.

About Verso Corporation
Verso Corporation is a leading American owned and operated producer of graphic, specialty and packaging paper and market pulp, with a long-standing reputation for quality and reliability. Verso's graphic paper products are designed primarily for commercial printing, advertising and marketing applications, including direct mail, catalogs, corporate collateral, books and magazines. Verso's specialty paper products include release liner papers and label face stock for pressure sensitive, glue-applied and laminate applications. Verso produces packaging paper used in higher-end packaging and printing applications such as greeting cards, book covers, folders, labels and point-of-purchase displays. Verso also makes market pulp used in printing, writing, specialty and packaging papers, facial and toilet tissue, and paper towels. For more information, visit us online at versoco.com.

Forward Looking Statements
This release contains "forward-looking statements" regarding Verso, BillerudKorsnäs or their respective management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Verso, are made in reliance on the "safe harbor" provisions within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Verso or BillerudKorsnäs to terminate the merger agreement; the ability to obtain regulatory approvals and/or meet other closing conditions to the proposed merger on a timely basis or at all; the ability to obtain approval by Verso stockholders; difficulties and delays in integrating Verso's and BillerudKorsnäs' businesses; risks that the proposed merger disrupts Verso or BillerudKorsnäs current plans and operations; failing to realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; uncertainties as to BillerudKorsnäs' ability to obtain financing in order to consummate the merger; the ability of Verso or BillerudKorsnäs to retain and hire key personnel; the diversion of management's attention from ongoing business operations; uncertainty as to the price of Verso common stock; the outcome of any legal proceedings that may be instituted against Verso, BillerudKorsnäs or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in laws and regulations or the interpretation or enforcement thereof; changes in rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Verso's and BillerudKorsnäs' control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Verso's and BillerudKorsnäs' businesses, operations and financial results, including (without limitation) the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Verso's and BillerudKorsnäs' future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Verso's and BillerudKorsnäs' businesses and operations. In some cases, you can identify forward-looking statements because they contain words such as "anticipates," "believes," "contemplates," "could," "seeks," "estimates," "intends," "targets", "expects", "allows", "enables", "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms.

While forward-looking statements are Verso's and BillerudKorsnäs' current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Verso's and BillerudKorsnäs' management's beliefs and assumptions only as of the date of this release, unless otherwise indicated, and there is no implication that the information contained in this release is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Verso's filings with the SEC, including the definitive proxy statement filed with the SEC on February 8, 2022, Verso's Annual Report on Form 10-K filed with the SEC on March 1, 2021, Verso's Quarterly Reports on Form 10-Q and any further disclosures Verso makes in Current Reports on Form 8-K. Verso's SEC filings are available electronically on Verso's investor website at https://investor.versoco.com/ or the SEC's website at www.sec.gov.

For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to BillerudKorsnäs' non-exhaustive list of key risks and cautionary statements included in BillerudKorsnäs' Annual Report, which is available electronically on www.billerudkorsnas.com/investors. Except as required by law, Verso and BillerudKorsnäs assume no obligation to update these forward-looking statements or this release, or to update, supplement or correct the information set forth in this release or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Verso or BillerudKorsnäs or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

All subsequent written and oral forward-looking statements attributable to Verso, BillerudKorsnäs or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It
In connection with the proposed merger, on February 8, 2022, Verso filed with the SEC and furnished to its stockholders a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card, as well as other relevant documents regarding the proposed merger. Promptly after filing its definitive proxy statement with the SEC, Verso will mail its definitive proxy statement and a proxy card to Verso's stockholders entitled to vote at a special meeting relating to the proposed merger, seeking their approval of the respective merger-related proposals. The definitive proxy statement contains important information about the proposed merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF VERSO ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT VERSO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VERSO, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT HOLDERS OF VERSO'S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This release is not a substitute for the definitive proxy statement or for any other document that Verso may file with the SEC and send to its stockholders in connection with the proposed merger. The proposed merger will be submitted to Verso's stockholders for their consideration.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Verso free of charge through the website maintained by the SEC at www.sec.gov, or on Verso's investor website, https://investor.versoco.com/.

Participants in the Solicitation
Verso and its respective directors and certain of its respective executive officers and employees will be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Verso's directors and executive officers is available in Verso's definitive proxy statement filed by Verso with the SEC on February 8, 2022. This document is available free of charge from the sources indicated above, and from Verso by going to its investor relations page on its corporate website at https://investor.versoco.com/. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of this document from Verso using the sources indicated above.

Investor Contact
investor.relations@versoco.com
937-528-3220

Media Contacts
Shawn Hall, Director, Communications
shawn.hall@versoco.com
937-528-3700

Bryan Locke/Jenny Gore
Sard Verbinnen & Co
Verso-SVC@sardverb.com